Exhibit 23
CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM
We hereby consent to incorporation by reference in the previously filed Registration Statement on Form S-8 pertaining to The Cortland Savings and Banking 401(k) Plan of our report dated June 29, 2009, which report appears in the December 31, 2008, Annual Report on Form 11-K.
/s/ S.R. SNODGRASS, A.C.
Wexford, Pennsylvania
June 29, 2009